Exhibit T3A-14.1

Registration No. 1112 'A' BERMUDA CERTIFICATE OF AMALGAMATION I HEREBY, in accordance with the provisions of Section 108 of the Companies Act, 1981 (hereinafter referred to as 'the Act") issue this Certificate of Amalgamation to the amalgamated company bearing the name Transact Limited consequent upon the amalgamation of Transact Limited and Grand Canal Services Limited effective the 21 st day of September 2011 . The Memorandum of Association of Transact Limited shall be the Memorandum of Association of the amalgamated company, and the Certificate of Amalgamation shall be deemed to be the Certificate of Incorporation of the amalgamated company pursuant to Section 109 (g) of the Act . Given under my hand and the Seal of the REGISTRAR OF COMPANIES this 21 s t day of September 2011 for Registrar of Companies

• Reg. No. 1112 BERMUDA CERTIFICATE OF AMALGAMATION I HEREBY, _in accordance with the _ provisions of Section 108 of the Companies Act, 1981 (hereinafter referred to as ೦ 'the Act"), issue this Certificate of A - malgamatio - 1 : 1 to the amalgamated company bearing the na e Transact Limited consequent upon the amalgamation of Transact Limited and J.T Amalco 1 Limi 3rd day of March, 2009. The Memorandum of Assoc ia tion of Transact Limited shall b e the Memorandum ofA s so ci ation of the amalgamated company, and the Certificate o f Am algamat i o n shall be d eemed t o · be the - - - Certificate of Incorporation of the amalgamated company pursuant to Section 109 of the Act Give _ n under - my hand and the Seal of the REGISTRAR OF COMPANIES this 3rd day of March, 2009 for Registrar oi:Companies

Re gistration No. 1112 'B' BERMUDA CERTIFICATE OF INCORPOR A TION ON CHA N GE OF NAME I HEREBY CERTIFY that in accordance with section 10 of the Companies Act 1981 Transact - e - Biz . com (Bermuda) Limited by resolution and with the approval of the Registrar of Companies has changed its name and was registered as Transact Limited on the 20 th day of December, 2001 . Given under my ha n d and the Seal of the REGISTRAR O F COMPANIE S this day of December, 2001. for Registrar of Companies

FORMN0.3a BERMUDA CERTIFICATE OF INCORPORATION ON CHANGE OF NAME Registration No. 1112 I HEREBY CERTIFY that in accordance with section 10 of the Companies Act 1981 ELECTRONIC DATA PROCESSING LIMITED by resolution and with the approval of the Registrar of Companies has changed its name and was registered as Transact - e - Biz . com (Bermuda) Limited on the 16 th day of July, 1999 . Given under my hand and the Seal of the REGISTRAR OF COMPANIES this 26th day of July, 1999. ೦ a rf) , f& W for Registrar of Companies

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Furnishing ot cert1!1cate by Registrar ೦ General. capita.I of the company. Powers o! the Company. 2 exclusive right to use that name in these Islands and under that name to have perpetual succession with power to sue and liability to be sued in all courts and to have and use a common seal, with power to renew or change the same at pleasure, and the Company may thereafter carry on its business under the powers Conferred by, and in accordance with, the provisions of this Act, the Companies Act, 1923 , and the Companies Act, 1948 , in so far as the two Acts last named or either of them are not in conflict with any of the provisions of this Act . (2) If the persons referred to in the foregoing subsection become a body corporate under the provisions of the said subsection then the succeeding sections of this Act shall have effect in relation to that body corporate, which body corporate is in the said succeeding sections referred to as "the Company n . 2 . Upon the filing of the memorandum of association the Registrar - General shall furnish to the Company a certificate stating the date when such memorandum was filed in his office . 3 . (1) The capital of the Company shall be such sum not less than five thousand pounds as the Company may from time to time determine . (2) The capital of the Company shall be divided into shares of a par value of one pound each. 4. The Company shall have the following powers - (a) to act and provide services as consultants, advisers, managers ·and agents in connection with financing, r. investing and business administration of all kinds; (b) to acquire by purchase, hire, or otherwise, all kinds of equipment, apparatus, machinery and appliances and to use such equipment, apparatus, machinery and appliances for the purpose of providing services of all kinds to the public ; (c) to establish companies and associations for the prosecution or execution of any undertakings, works, projects or enterprises of any description whether of a private or public character situated in any part of

3 the world and to acquire and dispose of shares and interests in such companies or associations or in the undertakings thereof ; (d) in these Islands and elsewhere to carry on all or any of the businesses of wholesale and retail merchants in all of their branches and buyers, sellers, importers, exporters and manufacturers of and dealers in all and every kind of commercial goods and commodities ; (e) in these Islands and elsewhere to carry on all kinds of agency business and in particular, without prejudice to the generality of the foregoing words, the business of distributing agents, marketing agents, commission agents, real estate agents, travel agents, forwarding agents and manufacturers' agents and representatives ; (f) to acquire and hold by its corporate name with the previous sanction in each case of the Governor - in Council, but not otherwise, any land in these Islands bona fide required for the purposes of the Company : Provided that at no time shall the total area of land held by the Company under the provisions of this paragraph exceed five acres ; (g) to acquire any personal property whatsoever including commercial commodities and rights, copyrights, designs and trade marks with full power to develop and mortgage the same ; (h) to acquire and hold any estate or interest in any land situate outside these Islands ; (i) to take any land and buildings by way of lease or letting agreement for any term not exceeding twenty one years for the purpose of sub - leasing or sub - letting the same ; (j) to acquire by purchase or otherwise and hold any stocks, shares, bonds, debentures, debenture stock obligations, mortgages and securities, and to sell exchange, vary or dispose of the same as the Company may from time to time determine ;

4 (k) to carry out any of the objects or powers of the Company as principals or agents or in partnership or conjunction with any other person, firm, association or company within or outside these Islands as the Company shall from time to time determine ; (1) to take any mortgage, charge or pledge of any real or personal property as security for any debt owing to the Company ; (m) to invest the moneys of the Company upon the security of real or personal property situate within or outside these Islands ; (n) to mortgage, sell, exchange, lease, let or otherwise to dispose of any real or personal property of the Company ; (o) to enter into partnership or into any arrangement for sharing profits, union of interest, co - operation, joint adventure or reciprocal concession, with any person carrying on or engaged in any business or transaction which the Company is authorised to carry on, engage in and to lend money to, guarantee the contracts of or otherwise assist any such person ; (p) power to give gue - rantees with respect to the liabilities of third parties, the fidelity of individuals filling or about to fill situations of trust or confidence and such other business guarantees as the company may from time to time determine ; (q) to develop, operate and manage any other under takings or businesses as the Company may from time to time determine ; (r) power to carry out all or any of the objects of the company as principals or agents or in partnership or conjunction with any other person, firm, association or company, or by means of any subsidiary or auxiliary company and in any part of the world ; (s) power to vest any real or personal property, rights or interests acquired by or belonging to the Company in any person, firm or company on behalf of or for

5 the benefit of the company, and with or without any declared trust in favour of the Company; (t) to exercise all or any of the above - mentioned powers either as princiapl or agent and either in its own name or in nominee form as the Company shall from time to time determine . S. Subject to the provisions of the Companies Act, 1948, the Ma.nagement of aff - a1rs - of Company shall be managed and conducted by a board of directors COllllPliIDY by boa.rd of consisting of not fewer than three as the shareholders of the directors . Company shall from time to time determine, who shall hold office until the next annual meeting or until their successors are chosen or elected as provided by the Companies Act, 1923 . 6. Nothing in this Act contained shall be construed to affect Savin ೦ o! rights of the rights of Her Majesty, Her heirs and successors or of any body Crown and politic or corporate or of any other person or persons except such others. as are mentioned in this Act, and those claiming by, from or under them.